AMENDMENT NO. 20

TO

MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of _______________, 2019, amends the Master Investment Advisory Agreement (the “Agreement”), dated June 1, 2000, between AIM Investment Securities Funds (Invesco Investment Securities Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to add Invesco Oppenheimer Intermediate Income Fund, Invesco Oppenheimer Global High Yield Fund, Invesco Oppenheimer Government Cash Reserves Fund, Invesco Oppenheimer Government Money Market Fund, Invesco Oppenheimer Limited-Term Bond Fund, Invesco Oppenheimer Limited-Term Government Fund, Invesco Oppenheimer Master Inflation Protected Securities Fund and Invesco Oppenheimer Ultra-Short Duration Fund;

NOW, THEREFORE, the parties agree that:

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement

Invesco Corporate Bond Fund	February 12, 2010

Invesco Global Real Estate Fund	April 29, 2005

Invesco High Yield Fund	June 1, 2000

Invesco Income Fund	June 1, 2000

Invesco Government Money Market Fund	June 1, 2000

Invesco Oppenheimer Intermediate Income Fund	_______________, 2019

Invesco Oppenheimer Global High Yield Fund	_______________, 2019

Invesco Oppenheimer Government Cash Reserves Fund	_______________, 2019

Invesco Oppenheimer Government Money Market Fund	_______________, 2019

Invesco Oppenheimer Limited-Term Bond Fund	_______________, 2019

Invesco Oppenheimer Limited-Term Government Fund	_______________, 2019

Invesco Oppenheimer Master Inflation Protected Securities Fund	_______________, 2019

Invesco Oppenheimer Ultra-Short Duration Fund	_______________, 2019

Invesco Real Estate Fund	October 29, 2003

Invesco Short Duration Inflation Protected Fund	June 1, 2000

Invesco Short Term Bond Fund	August 29, 2002

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

Invesco Corporate Bond Fund

Net Assets	Annual Rate
First $500 million	0.42%
Next $750 million	0.35%
Over $1.25 billion	0.22%

Invesco Global Real Estate Fund

Invesco Real Estate Fund

Net Assets	Annual Rate
First $250 million	0.75%
Next $250 million	0.74%
Next $500 million	0.73%
Next $1.5 billion	0.72%
Next $2.5 billion	0.71%
Next $2.5 billion	0.70%
Next $2.5 billion	0.69%
Over $10 billion	0.68%

Invesco High Yield Fund

Net Assets	Annual Rate
First $200 million	0.625%
Next $300 million	0.55%
Next $500 million	0.50%
Over $1 billion	0.45%

Invesco Income Fund

Net Assets	Annual Rate
First $200 million	0.50%
Next $300 million	0.40%
Next $500 million	0.35%
Next $19.5 billion	0.30%
Over $20.5 billion	0.24%

Invesco Short Duration Inflation Protected Fund

Net Assets	Annual Rate
First $500 million	0.20%
Over $500 million	0.175%

Invesco Government Money Market Fund

Net Assets	Annual Rate
All Assets	0.15%

Invesco Oppenheimer Intermediate Income Fund*

Net Assets	Annual Rate
First $500 million	0.40%
Next $500 million	0.35%
Next $4 billion	0.33%
Over $5 billion	0.31%

Invesco Oppenheimer Global High Yield Fund*

Net Assets	Annual Rate
First $500 million	0.75%
Next $500 million	0.70%
Next $3 billion	0.65%
Over $4 billion	0.60%

Invesco Oppenheimer Government Cash Reserves Fund*

Net Assets	Annual Rate
First $250 million	0.50%
Next $250 million	0.475%
Next $250 million	0.45%
Next $250 million	0.425%
Over $1 billion	0.40%

Invesco Oppenheimer Government Money Market Fund*

Net Assets	Annual Rate
First $500 million	0.45%
Next $500 million	0.425%
Next $500 million	0.40%
Next $1.5 billion	0.375%
Over $3 billion	0.35%

Invesco Oppenheimer Limited-Term Bond Fund*

Net Assets	Annual Rate
First $500 million	0.38%
Next $500 million	0.35%
Next $4 billion	0.32%
Over $5 billion	0.30%

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Oppenheimer Limited-Term Government Fund*

Net Assets	Annual Rate
First $100 million	0.50%
Next $150 million	0.45%
Next $250 million	0.43%
Next $4.5 billion	0.40%
Over $5 billion	0.38%

Invesco Oppenheimer Master Inflation Protected Securities Fund*

Net Assets	Annual Rate
First $1 billion	0.40%
Over $1 billion	0.35%

Invesco Oppenheimer Ultra-Short Duration Fund*

Net Assets	Annual Rate
All Assets	0.30%

Invesco Short Term Bond Fund

Net Assets	Annual Rate
First $500 million	0.350%
Next $500 million	0.325%
Next $1.5 billion	0.300%
Next $2.5 billion	0.290%
Over $5 billion	0.280%”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)

Attest:		By:
	Assistant Secretary		Jeffrey H. Kupor Senior Vice President

INVESCO ADVISERS, INC.

Attest:		By:
	Assistant Secretary		Jeffrey H. Kupor Senior Vice President